Exhibit 10.43

ASSIGNMENT OF PURCHASE, SALEAND LEASEBACK AGREEMENT

(600, 620 and 640 Property)

THIS ASSIGNMENT OF PURCHASE, SALE AND LEASEBACK AGREEMENT (this “Assignment”) is made and entered into as of December 15, 2006 (the “Assignment Date”), by and between WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Assignor”), and WESTCORE SHILOH, LLC, a Delaware limited liability company (“Assignee”).

A.                                    Assignor and FLEXTRONICS INTERNATIONAL USA, INC., a California corporation (“Seller”), entered into that certain Purchase, Sale and Leaseback Agreement, dated as of November 8, 2006, as subsequently amended (collectively, the “Purchase Agreement”), wherein Seller agreed to sell and Assignor agreed to purchase improved real property located at 600, 620, 640, and 780 Shiloh Road, Plano, Texas, and certain other interests (as more particularly described in the Purchase Agreement as the “Property”).

B.                                    Assignor desires to separate the 600-640 Property (defined below) from the balance of the Property and assign all of its right, title and interest in and to that portion of the Property known as 600, 620 and 640 Shiloh Road, Plano, Texas (the “600-640 Property”) under the Purchase Agreement to Assignee, effective as of the Assignment Date.

C.                                    Assignee desires to accept such assignment and assume all of Assignor’s rights, duties, obligations and liabilities under the Purchase Agreement with respect only to the 600-640 Property (collectively, the “Obligations”), on the terms and provisions contained herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions. Unless otherwise defined in this Assignment, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

2.                                       Assignment. Assignor hereby transfers, assigns and sets over to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Purchase Agreement with respect to the 600-640 Property.

3.                                       Assumption. Assignee hereby agrees and confirms that effective as of the Assignment Date, Assignee has assumed all of the Obligations, and is presently bound by all conditions and agreements applicable to Assignor, under and with respect to the Purchase Agreement, to the extent related to the 600-640 Property.

4.                                       No Release of Assignor. No assignment of the Purchase Agreement shall relieve Assignor of any liability or its obligations under or in connection with the Purchase Agreement, to the extent related to the 600-640 Property.

5.                                       Delivery to Seller. Assignor shall promptly deliver to Seller a copy of this Assignment, fully executed by Assignor and Assignee, after the mutual execution hereof by the parties.

6.                                       Severability. If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

7.                                       Authority to Contract. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Assignment and that no other consent is necessary or required in order for the signatories to execute this Assignment on behalf of their respective parties.

8.                                       Dispute Costs. In the event any dispute between the parties with respect to this Assignment results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

9.                                       Counterparts; Signatures. This Assignment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that the delivery of an executed copy of this Assignment by facsimile signatures or an executed copy of this Assignment transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Assignment had been delivered. Assignor and Assignee (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Assignment based on the foregoing forms of signature

10.                                 Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of California.

11.                                 Entire Agreement/Modifications. This Assignment, including exhibits, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the subject matter hereof. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may expressly be set forth herein. Any and all future modifications of this Assignment will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of such future modifications of this Assignment shall supersede and replace any inconsistent provisions in this Assignment.

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IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the date and year first above written.

ASSIGNOR:

WESTCORE PROPERTIES AC, LLC,

a Delaware limited liability company

By:	/s/ Manish Malhotra
Name:	Manish Malhotra
Title:	Vice President

ASSIGNEE:

WESTCORE SHILOH, LLC,

a Delaware limited liability company

By:	Westcore Shiloh Partners,
a Delaware general partnership,
its Sole Member

By:	WP Shiloh, LLC,
a Delaware limited liability company,
its Managing Partner

By:	MRB Manager, LLC,
a Delaware limited liability company,
its Manager

By:	/s/ Manni Malhotra
Name:	Manni Malhotra
Title:	Vice President